Exhibit 21
W.W. GRAINGER, INC.
Subsidiaries and Affiliated Companies
(as of February 14, 2025)

Subsidiary	Jurisdiction of Formation
Acklands - Grainger Inc.	Canada
Apex Industrial Limited	Scotland
Bogle and Timms Limited	United Kingdom
C.J. Bent & Son Limited	United Kingdom
Cromwell Czech Republic s.r.o.	Czechia
Cromwell Group (Holdings) Limited	United Kingdom
Cromwell Group (Holdings) Limited (Branch)	United Kingdom
Cromwell Group (International) Limited	United Kingdom
Cromwell Industrial Supplies Private Limited	India
Cromwell Sp. z. o. o	Poland
Cromwell Tools (Thailand) Co. Ltd.	Thailand
Cromwell Tools Limited	United Kingdom
Cromwell Tools Limited Magyarországi Fióktelepe	United Kingdom
Cromwell Tools Sdn. Bhd	Malaysia
Dayton Electric Manufacturing Co.	Illinois
Gamut Supply LLC	Delaware
GHC Specialty Brands, LLC	Wisconsin
GMMI LLC	Delaware
Grainger Canada Holdings ULC	AB, Canada
Grainger Caribe, Inc.	Illinois
Grainger Colombia Holding Company, LLC	Delaware
Grainger Corporate Services LLC	Illinois
Grainger Global Holdings, Inc.	Delaware
Grainger Global Online Business Ltd.	United Kingdom
Grainger Global Trading (Shanghai) Co., Ltd First Branch	China
Grainger Global Trading (Shanghai) Co., Ltd.	China
Grainger Guam L.L.C.	Guam
Grainger HK Limited	China
Grainger Industrial Supply India Private Limited	India
Grainger International Holdings B.V.	Netherlands
Grainger International, Inc.	Illinois
Grainger Management LLC	Illinois
Grainger Mexico LLC	Delaware
Grainger Panama Services S. de R.L.	Panama
Grainger Procurement Company LLC	Illinois
Grainger Registry Services, LLC	Delaware
Grainger Service Holding Company, Inc.	Delaware
Grainger Services International Inc.	Illinois
Grainger Singapore Pte. Ltd.	Singapore
Grainger, S.A. de C.V.	Mexico

GWW UK Holdings Ltd	United Kingdom
Imperial Supplies Holdings, Inc.	Delaware
Imperial Supplies LLC	Delaware
India Pacific Brands	Mauritius
MonotaRO Co., Ltd.	Japan
Mountain Ventures WWG, LLC	Delaware
MRO Soluciones, S.A. de C.V.	Mexico
Norwell Engineering Limited	United Kingdom
PT Cromwell Tools	Indonesia
Red Agate LLC	Oregon
Red Mercury LLC	Delaware
Safety Registry Services, LLC	Delaware
Safety Solutions, Inc.	Ohio
Tooling & Engineering Distributors (TED) Limited	Ireland
Tooling & Engineering Distributors (TED) NI Limited	Northern Ireland
WFS (USA) Ltd.	South Carolina
WFS Holding Company Inc.	Michigan
WFS Ltd.	ON, Canada
Windsor Factory Supply Inc.	Michigan
WWG de Mexico, S.A. de C.V.	Mexico
WWG Servicios, S.A. de C.V.	Mexico
WWGH LLC	Delaware
Zoro IP Holdings, LLC	Illinois
Zoro Tools, Inc.	Delaware
Zoro UK Limited	United Kingdom